EXHIBIT 32.2

Certification of the Principal Financial Officer Pursuant Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

I, Stuart D. Marvin, Executive Vice President and Secretary (Principal Financial and Accounting Officer) of Accredited Mortgage Loan REIT Trust (the “Registrant”), do hereby certify pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) that, based on my knowledge:

(1) the Quarterly Report on Form 10-Q of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: October 19, 2007	By:	/s/ Stuart D. Marvin
Stuart D. Marvin Executive Vice President and Secretary (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Accredited Mortgage Loan REIT Trust and will be retained by Accredited Mortgage Loan REIT Trust and furnished to the Securities and Exchange Commission or its staff upon request.